                             EXECUTIVE COMPENSATION

    Summary Compensation Table. The following table discloses compensation received by the Company's Chief Executive Officer, its Senior Vice President-Loan Administrator and the President of USB Insurance Agencies, Inc., the President of USB and the President of HSB, for the years ended December 31, 1995, 1994 and 1993. No other executive officer of the Company or any of its subsidiaries received annual compensation in excess of $100,000 for such years.

                            ANNUAL COMPENSATION                                       LONG-TERM COMPENSATION
- --------------------------------------------------------------------  ----------------------------------------------------
                                                          OTHER        DOLLAR VALUE    SECURITIES          ALL OTHER
       EXECUTIVE                                          ANNUAL      OF RESTRICTED    UNDERLYING       LTIP     COMPEN-
        OFFICER           YEAR    SALARY     BONUS    COMPENSATION(1) STOCK AWARDS    OPTIONS/SARS(2)  PAYOUTS   SATION(3)
  ------------------      ----    ------     -----    --------------- --------------- ------------    --------   ---------
William C. Dashiell       1995   $109,920   $54,329       $9,350              -          $5,627          -       $51,157
President and Chief       1994    102,216    52,522        4,268              -               -          -        25,579
  Executive Officer       1993     97,357    40,437        5,149              -               -          -             -

Daniel P. Murray          1995   $ 73,500   $42,418       $4,600              -          $3,584          -             -
Senior Vice President-    1994     70,008    40,259        4,268              -               -          -             -
  Loan Administration     1993     61,949    24,235        4,019              -               -          -             -
  of the Company and
  USB, and a Director
  of USB

James L. Moe              1995   $ 86,587   $30,699            -              -          $4,545          -         2,400
President &               1994     86,796    27,414            -              -               -          -         1,800
  Director USB            1993     79,769    15,040            -              -               -          -             -
  Insurance,
    Director of the
    Company

Robert I. McKean          1995   $ 64,086   $29,762       $3,800              -          $4,095          -             -
President &               1994          -         -            -              -               -          -             -
  Director of USB         1993          -         -            -              -               -          -             -

Douglas C. Lukens         1995   $ 75,000   $21,237       $3,775              -          $3,694          -             -
President of HSB          1994     70,397         -        2,625              -               -          -             -
                          1993     68,700     9,727        2,725              -               -          -             -








Stock Options. Options were granted to directors and executive officers during the year ended December 31, 1995, totaling 83,840 shares.

Directors' Compensation. Directors of the Company receive $300 for each meeting of the board of directors attended, and members of the executive committee of the board receive $200 per meeting attended. During the year ended December 31, 1995, the Company paid total directors' fees of $19,600 pursuant to such arrangements.

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   --------

   (1) Represents Director Fees paid during the year

   (2) Represents the value attributed to the named executive officers during the year pursuant to the stock options granted. The value of the options represent the difference between the option price and the fair market value at year end 1995.

   (3) Represents the value attributed to the named executive officer during the year pursuant to agreements entered into between USB and such officers as part of USB's salary continuation plan.

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

  Description of Incentive Stock Option Plan. The Company presently maintains one stock option plan, known as the 1995 Incentive Stock Option Plan. The Plan was adopted by the board of directors on March 14, 1995 and by the shareholders on May 24, 1995, and provides for the issuance of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options that are not qualified under the Code. Key individuals of the Company and its subsidiaries (including directors, executive officers who are also employees, and advisors or consultants to the Company) are eligible to receive grants of options. The plan is administered by a Compensation Committee of the Board of Directors, whose members are entitled to receive awards of options if and when granted by an independent executive remuneration committee. Up to 200,000 shares of the Common Stock of the Company or shares representing eight percent (8%) of the Common Stock of the Company from time-to-time outstanding, whichever is less, are available for issuance in the form of options under the plan.

  As is described in Item 2 of this Proxy Statement, the board of directors has approved and is recommending to the shareholders and amendment to the Plan increasing the number of shares that may be issued pursuant to the exercise of options granted thereunder to the lesser of eight percent (8%) of the common stock of the Company from time-to-time outstanding or deemed outstanding, or 300,000 shares.

  The Compensation Committee has authority with respect to the grant of options to all eligible participants in the plan. The plan provides that the Compensation Committee may consider but shall not be bound by the recommendations of management or the board of directors of the Company in exercising its duties under the plan.

  The exercise price of an incentive stock option granted under the plan may not be less than one hundred percent of the fair market value of the Company's Common Stock on the date the option is granted, as determined by reference to the average of the bid and asked prices of the Common Stock of the Company as of the date of grant. The aggregate fair market value, on the date of grant, of the stock for which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000.

  The Compensation Committee may, in its discretion, place limits on the number of shares of Common Stock subject to any option award that can be exercised in any given calendar year. Payment of the exercise price of an option must be made in cash, unless the Compensation Committee determines otherwise. Options may be subject to such additional or different terms and conditions not inconsistent with the plan as are prescribed by the compensation committee.

  In the event of a change in control of the Company (as defined in the plan), or if the Company enters into, or the board of directors proposes that the Company enter into, a reorganization event (as defined in the plan), the Compensation Committee may take such action and make such adjustments with respect to the options as it deems appropriate including: in the case of a change of control, providing that all options shall become immediately exercisable, or providing for cash payment to the optionee upon surrender of his or her options; and in the case of a reorganization event or proposed reorganization event, providing that options will be terminated or canceled if not exercised within a certain period, advancing the date on which outstanding options will be exercisable or providing for cash payment to an optionee upon the surrender of his or her options.

  The plan may be amended at any time and from time to time by the Board of Directors, but no amendment which materially increases the benefits accruing to an optionee, materially increases the maximum aggregate number of shares of Common Stock of the Company which may be issued pursuant to the plan or materially modifies the eligibility requirements of the plan will be effective unless approved by the shareholders of the Company. No amendment may alter or impair any of the rights or obligations of any person under any option granted under the plan without the optionee's consent.

  Options have been granted under the plan as of the date of this Proxy Statement to directors and executive officers. The total number of shares issued in the form of options was 83,840. The following table discloses the number of shares granted to executive officers of the Company.


Name of Owner           No. of Shares          % of Total       Price            Expiration Date
- -------------           -------------          ----------       -----            ---------------
William C. Dashiell         14,808               17.66%         $12.12             5-23-05
Daniel P. Murray             9,432               11.25%         $12.12             5-23-05
James L. Moe                11,960               14.26%         $12.12             5-23-05
Robert L. McKean            10,776               12.85%         $12.12             5-23-05
Douglas C. Lakens            9,720               11.59%         $12.12             5-23-05




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